  Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL AND OPERATING RESULTS
•Record Adjusted Property EBITDAR in 4Q and full year 2022 for Las Vegas Strip Resorts and Regional Operations
•Share buybacks of $2.8 billion in 2022 and $352 million in 4Q22
•New $2 billion share repurchase program authorized by the Board of Directors
•Closed on the sale of the operations of The Mirage for $1.1 billion in cash
•Awarded new 10-year gaming concession in Macau

Las Vegas, Nevada, February 8, 2023 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter and year ended December 31, 2022.

“We achieved our fifth consecutive quarter of record-breaking Las Vegas Strip Resorts Adjusted Property EBITDAR in the fourth quarter,” said Bill Hornbuckle, Chief Executive Officer and President of MGM Resorts. “What we accomplished in 2022 is nothing short of remarkable, and is a testament to our strategic plan, scale, brand strength, talented team, loyalty program, and the diverse geographies and channels in which we operate. We believe that there is strong momentum in our business and our 2023 outlook remains bright, driven by a robust events calendar domestically, MGM China’s rapid year-to-date return to profitability and BetMGM's ongoing improvement in 2023.”

“We achieved exceptional results in the fourth quarter and remain optimistic in our outlook for this year. We are also focused on free cash flow and believe our company presents a compelling yield, especially when taking into account the value in our share price for excess cash, our ownership value of MGM China and BetMGM,” said Jonathan Halkyard, Chief Financial Officer and Treasurer of MGM Resorts. “Our share buyback program continues to return capital to shareholders as we have already repurchased 4 million shares for $164 million year-to-date, adding to the 76 million shares we repurchased in 2022 and totaling approximately $4.7 billion since 2021. Beyond this, our Board of Directors authorized an additional $2 billion for share buybacks.”

Fourth Quarter 2022 Financial Highlights:
Consolidated Results
•Consolidated net revenues of $3.6 billion, an increase of 18% compared to the prior year quarter. The current quarter benefited from the inclusion of the operating results of The Cosmopolitan of Las Vegas ("The Cosmopolitan"), which was acquired in May 2022, partially offset by the disposition of The Mirage in December 2022. Additionally, results improved over the prior year quarter due to an increase in business volume and travel activity primarily at the Las Vegas Strip Resorts and Regional Operations;
•Operating loss was $2 million compared to operating income of $369 million in the prior year quarter due primarily to a $1.2 billion increase in noncash amortization expense relating to the MGM Grand Paradise gaming subconcession and an increase of $338 million of rent expense recorded within general & administrative expense related to the VICI and The Cosmopolitan leases, which commenced in April 2022 and May 2022, respectively, partially offset by a $1.1 billion gain on the disposition of The Mirage in the current quarter;
•Net income attributable to MGM Resorts of $284 million, which was impacted by the items affecting operating loss discussed above, compared to $131 million in the prior year quarter;
•Diluted earnings per share of $0.69 in the current quarter compared to $0.23 in the prior year quarter;
•Adjusted diluted earnings per share (“Adjusted EPS”)(1) was a loss of $1.53 in the current quarter compared to Adjusted EPS of $0.12 in the prior year quarter; and
•Consolidated Adjusted EBITDAR(2) of $957 million in the current quarter.

Las Vegas Strip Resorts
•Net revenues of $2.3 billion in the current quarter compared to $1.8 billion in the prior year quarter, an increase of 27%. The current quarter benefited from the inclusion of The Cosmopolitan and an increase in business volume and travel activity compared to the prior year quarter, partially offset by the disposition of The Mirage;
•Same-store net revenues (adjusted for acquisitions and dispositions) of $1.8 billion in the current quarter compared to $1.7 billion in the prior year quarter, an increase of 11%;
•Adjusted Property EBITDAR(2) of $877 million in the current quarter compared to $699 million in the prior year quarter, an increase of 26%;
•Same-Store Adjusted Property EBITDAR(2) of $691 million in the current quarter compared to $651 million in the prior year quarter, an increase of 6%; and
•Adjusted Property EBITDAR margin(2) of 38.2% in the current quarter compared to 38.7% in the prior year quarter, a decrease of 50 basis points due primarily to an increase in contribution from lower-margin non-gaming outlets and venues.
Regional Operations
•Net revenues of $991 million in the current quarter compared to $900 million in the prior year quarter, an increase of 10% due to an increase in business volume;
•Adjusted Property EBITDAR of $320 million in the current quarter compared to $309 million in the prior year quarter, an increase of 3%; and
•Adjusted Property EBITDAR margin of 32.2% in the current quarter compared to 34.4% in the prior year quarter, a decrease of 215 basis points compared to the prior year quarter due to an increase in contribution from lower-margin non-gaming outlets and venues and an increase in general and administrative expenses as the prior year quarter included a benefit of $16 million for insurance recoveries related to Hurricane Zeta.
MGM China

•Net revenues of $175 million in the current quarter compared to $315 million in the prior year quarter, a decrease of 44%. The current quarter was negatively affected by a three-day COVID-19 related property closure at MGM Cotai and was more significantly impacted by travel and entry restrictions in Macau compared to the prior year quarter; and
•Adjusted Property EBITDAR loss of $55 million compared to Adjusted Property EBITDAR of $5 million in the prior year quarter.

Adjusted EPS
The following table reconciles diluted earnings per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended December 31,	2022	2021
Diluted earnings per share	$0.69	$0.23
Property transactions, net	(2.74)	(0.15)
Non-operating items:
Investments and other	(0.10)	0.02
Foreign currency gain on MGM China senior notes	(0.02)	—
Change in fair value of unhedged MGP swaps	—	(0.01)
Income tax impact on net income adjustments (1)	0.64	0.03
Adjusted EPS	$(1.53)	$0.12

(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

Full Year 2022 Financial Highlights:

Consolidated Results

•Consolidated net revenues of $13.1 billion in the current year compared to $9.7 billion in the prior year, an increase of 36%. The current year includes the operating results of The Cosmopolitan upon its acquisition in May 2022, a full year of Aria and Vdara (collectively "Aria") due to its acquisition in September 2021, and the results of The Mirage until its disposition in December 2022;
•Operating income was $1.4 billion compared to $2.3 billion in the prior year, due to a $2.5 billion increase in noncash amortization expense of the MGM Grand Paradise gaming subconcession and an increase of $1.1 billion of rent expense related to triple-net operating leases and ground leases due primarily to The Cosmopolitan lease, the Aria lease, and VICI lease, partially offset by the $2.3 billion gain on REIT transactions, net and the $1.1 billion gain on the disposition of The Mirage in the current year, and also due to the prior year results including the $1.6 billion gain on consolidation of CityCenter, net;
•Net income attributable to MGM Resorts of $1.5 billion in 2022, which was impacted by the items affecting operating income discussed above, compared to $1.3 billion in the prior year;
•Diluted earnings per share of $3.49 in 2022 compared to $2.41 in 2021;
•Adjusted EPS loss of $2.74 in 2022, compared to Adjusted EPS loss of $0.67 in 2021; and
•Consolidated Adjusted EBITDAR of $3.5 billion in 2022.

Las Vegas Strip Resorts

•Net revenues of $8.4 billion in the current year compared to $4.7 billion in the prior year, an increase of 77%;
•Same-store net revenues (adjusted for acquisitions and dispositions) of $5.6 billion in the current year compared to $4.0 billion in the prior year, an increase of 42%;
•Adjusted Property EBITDAR of $3.1 billion in the current year compared to $1.7 billion in the prior year, an increase of 81%;

•Same-Store Adjusted Property EBITDAR of $2.1 billion in the current year compared to $1.5 billion in the prior year, an increase of 42%; and
•Adjusted Property EBITDAR margin of 37.4% in the current year compared to 36.7% in the prior year, an increase of 72 basis points.

Regional Operations

•Net revenues of $3.8 billion in the current year compared to $3.4 billion in the prior year, an increase of 12%;
•Adjusted Property EBITDAR of $1.3 billion in the current year compared to $1.2 billion in the prior year, an increase of 6%; and
•Adjusted Property EBITDAR margin of 33.9% in the current year compared to 35.9% in the prior year, a decrease of 197 basis points due primarily to an increase in contribution from lower-margin non-gaming outlets and venues.

MGM China

•Net revenues of $674 million in the current year compared to $1.2 billion in the prior year, a decrease of 44%; and
•MGM China Adjusted Property EBITDAR loss of $203 million in the current year compared to Adjusted Property EBITDAR of $25 million in the prior year.

Adjusted EPS

The following table reconciles EPS to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Twelve Months Ended December 31,	2022	2021
Diluted earnings per share	$3.49	$2.41
Property transactions, net	(2.53)	(0.15)
Preopening and start-up expenses	—	0.01
Gain on REIT transactions, net	(5.52)	—
Gain on consolidation of CityCenter, net	—	(3.21)
Non-operating items:
Foreign currency loss on MGM China senior notes	—	0.02
Investments and other	(0.03)	(0.06)
Change in fair value of foreign currency contracts	0.09	—
Change in fair value of unhedged MGP swaps	(0.03)	(0.04)
Unconsolidated affiliate items:
Change in fair value of CityCenter swaps	—	(0.02)
Gain related to sale of Harmon land	—	(0.10)
Income tax impact on net income adjustments (1)	1.79	0.47
Adjusted EPS	$(2.74)	$(0.67)

(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

The current year also included a non-cash income tax benefit of $296 million to record the deferred tax impact of the extension of the exemption from the Macau 12% complementary tax and a non-cash income tax benefit of $37 million to record the impact of the VICI transaction on state deferred tax liabilities, partially offset by a non-cash income tax charge of $90 million resulting from an increase in the valuation allowance on Macau deferred tax assets and a non-cash income tax charge of $59 million to record the deferred tax impact of income tax regulations governing combined reporting in New Jersey that were issued during the year.

Las Vegas Strip Resorts

The following table shows key gaming statistics for Las Vegas Strip Resorts:

Three Months Ended December 31,	2022	2021	% Change
	(Dollars in millions)
Casino revenue	$554	$541	2%
Table games drop	$1,569	$1,374	14%
Table games win	$375	$333	13%
Table games win %	23.9%	24.3%
Slots handle	$6,668	$5,286	26%
Slots win	$625	$485	29%
Slots win %	9.4%	9.2%
The following table shows key hotel statistics for Las Vegas Strip Resorts:

Three Months Ended December 31,	2022	2021	% Change
Rooms revenue (In millions)	$813	$557	46%
Occupancy	91%	86%
Average daily rate (ADR)	$260	$201	30%
Revenue per available room (REVPAR)(3)	$238	$173	38%

Regional Operations
The following table shows key gaming statistics for Regional Operations:

Three Months Ended December 31,	2022	2021	% Change
	(Dollars in millions)
Casino revenue	$742	$697	6%
Table games drop	$1,206	$1,119	8%
Table games win	$273	$198	38%
Table games win %	22.6%	17.7%
Slots handle	$7,036	$6,768	4%
Slots win	$676	$652	4%
Slots win %	9.6%	9.6%

MGM China

The following table shows key gaming statistics for MGM China:

Three Months Ended December 31,	2022	2021	% Change
	(Dollars in millions)
Casino revenue	$145	$273	(47)%
VIP table games turnover	$980	$1,736	(44)%
VIP table games win	$19	$51	(62)%
VIP table games win %	2.0%	2.9%
Main floor table games drop	$638	$1,165	(45)%
Main floor table games win	$152	$262	(42)%
Main floor table games win %	23.8%	22.5%

License fee expense was $3 million in the current quarter and $6 million in the prior year quarter.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates:

Three Months Ended December 31,	2022	2021
	(In thousands)
VICI BREIT Venture	$—	$38,941
BetMGM	(47,660)	(56,907)
Other	7,335	9,919
	$(40,325)	$(8,047)
MGM Resorts Share Repurchases
During the fourth quarter of 2022, the Company repurchased approximately 11 million shares of its common stock at an average price of $32.96 per share for an aggregate amount of $352 million, pursuant to the March 2022 repurchase plan. The remaining availability under the March 2022 repurchase plan was $475 million as of December 31, 2022. All shares repurchased under the Company’s program have been retired.

On February 8, 2023, the Company announced that its Board of Directors had authorized a new $2.0 billion share repurchase plan. Furthermore, the Company announced that our Board of Directors had determined to suspend our ongoing regular dividends in order to focus on our preferred method of returning value to shareholders through our share repurchase plan. To the extent the Company determines to reinstate the dividend in the future, the amount, declaration and payment of any future dividends will be subject to the discretion of the Board of Directors who will evaluate the Company's dividend policy from time to time based on factors it deems relevant, and contractual limitations.

Conference Call Details
MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the Internet through http://investors.mgmresorts.com/investors/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 4136853.

A replay of the call will be available through February 15, 2023. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 7300752. The call will be archived at http://investors.mgmresorts.com.

1."Adjusted EPS" is diluted earnings or loss per share adjusted to exclude property transactions, net, preopening and start-up expenses, gain on REIT transactions, net, gain on consolidation of CityCenter, net, foreign currency gain/loss related to MGM China's U.S. dollar-denominated debt, net gain/loss related to equity investments for which the Company has elected the fair value option of ASC 825 and equity investments accounted for under ASC 321 for which there is a readily determinable fair value and net gain/loss related to the Company's debt securities, change in the fair value of foreign currency contracts, mark-to-market adjustments related to MGP's unhedged interest rate swaps, mark-to-market adjustments related to CityCenter's unhedged interest rate swaps recorded within non-operating items from unconsolidated affiliates, and gain related to CityCenter's sale of Harmon land recorded within income from unconsolidated affiliates.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company's continuing operations to assist investors in reviewing the Company's operating performance over time. Management believes that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company's earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, and items further discussed in footnote 2 below, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company's performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under "Adjusted Diluted Earnings Per Share" included in this release.

2."Adjusted EBITDAR" is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, gain on consolidation of CityCenter, net, rent expense related to triple-net operating leases and ground leases, gain related to CityCenter's sale of Harmon land recorded within income from unconsolidated affiliates, and income from unconsolidated affiliates related to investments in real estate ventures.

"Adjusted Property EBITDAR" is the Company's reportable segment GAAP measure, which management utilizes as the primary profit measure for its reportable segments and underlying operating segments. Adjusted Property EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, rent expense related to triple-net operating leases and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, and also excludes gain on consolidation of CityCenter, net, gain related to CityCenter's sale of Harmon land recorded within income from unconsolidated affiliates, corporate expense and stock compensation expense, which are not allocated to each operating segment, and rent expense related to the master lease with MGP that eliminated in consolidation.

"Same-Store Adjusted Property EBITDAR" is Adjusted Property EBITDAR further adjusted to exclude the Adjusted Property EBITDAR of acquired operating segments from the date of acquisition through the end of the reporting period and to exclude the Adjusted Property EBITDAR of disposed operating segments from the beginning of the reporting period through the date of disposition. Accordingly, the Company has excluded the Adjusted Property EBITDAR of The Cosmopolitan for periods subsequent to its acquisition on May 17, 2022, Aria for periods subsequent to its acquisition on

September 27, 2021, and The Mirage for the periods prior to its disposition on December 19, 2022 in Same-Store Adjusted Property EBITDAR for the periods indicated, as applicable.

Same-Store Adjusted Property EBITDAR is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing meaningful period-to-period comparisons of the results of the Company's operations for operating segments that were consolidated for the full period presented to assist users of the financial statements in reviewing operating performance over time. Same-Store Adjusted Property EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to the Company's reportable segment GAAP measure or net income, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis, and is provided for the limited purposes discussed herein. In addition, Same-Store Adjusted Property EBITDAR may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies, and such differences may be material. A reconciliation of the Company's reportable segment Adjusted Property EBITDAR GAAP measure to Same-Store Adjusted Property EBITDAR is included in the financial schedules in this release.

"Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR" and "Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR" are supplemental non-GAAP financial measures, that, in addition to the reasons described above for the presentation of Adjusted Property EBITDAR and Same-Store Adjusted Property EBITDAR, are presented to adjust for the impact of certain variances in table games win percentages compared to the mid-point of the expected ranges. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR are calculated by applying a win percentage of 30.0% for Baccarat and 21.0% for non-Baccarat games to the respective table games drops for the quarter, which represents the mid-point of the expected ranges of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat at the Las Vegas Strip Resorts properties. Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR is Same-Store Adjusted Property EBITDAR adjusted to exclude the hold adjustments related to such acquired and disposed operating segments for the respective periods. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR are also adjusted for the gaming taxes, bad debt expense, discounts and other incentives that would have been incurred or avoided when applying the win percentages noted above to the respective gaming volumes. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to the Company's reportable segment GAAP measure or net income, or to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis, and is provided for the limited purposes discussed herein. In addition, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financials measures of other companies, and such differences may be material. A reconciliation of the Company's reportable segment Adjusted Property EBITDAR GAAP measure to Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR is included in the financial schedules in this release.

Adjusted EBITDAR information is a non-GAAP measure that is a valuation metric, should not be used as an operating metric, and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is widely used by analysts, lenders, financial institutions, and investors as a principal basis for the valuation of gaming companies. Management believes that while items excluded from Adjusted EBITDAR may be recurring in nature and should not be disregarded in evaluation of the Company's earnings performance, it is useful to exclude such items when analyzing current results and trends. Also, management believes excluded items may not relate specifically to current trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company's resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. In addition, management excludes rent expense related to triple-net operating leases and ground leases. Management believes excluding rent expense related to triple-net operating leases and ground leases provides useful information to analysts, lenders, financial institutions, and investors when valuing the Company, as well as comparing the Company's results to other gaming companies, without regard to differences in capital structure and leasing arrangements since the operations of other gaming companies may or may not include triple-net operating leases or ground leases. However, as discussed herein, Adjusted EBITDAR should not be viewed as a measure of overall operating performance, an indicator of the Company's performance, considered in isolation, or construed as an alternative to operating income or net income, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis and excludes certain expenses, including the rent expense related to triple-net operating leases and ground leases, and is provided for the limited purposes discussed herein. In addition, other companies in the gaming and hospitality industries that report Adjusted EBITDAR may calculate Adjusted EBITDAR in a different manner and such differences may be material. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes, real estate triple-net lease and ground lease payments, and debt principal repayments, which are not reflected in Adjusted EBITDAR.

A reconciliation of GAAP net income (loss) to Adjusted EBITDAR is included in the financial schedules in this release.

"Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues" and "Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues" are additional supplemental non-GAAP financial measures that are presented to adjust Las Vegas Strip Resorts net revenues for the impact of certain variances in table games win percentages compared to the mid-point of the expected ranges, as described herein. Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues excludes the net revenues of acquired operating segments from the date of acquisition through the end of the reporting period and the net revenues of disposed operating segments from the beginning of the reporting period through the date of disposition and also excludes the hold adjustment related to such acquired and disposed operating segments for the respective periods. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues are also adjusted for the discounts and other incentives that would have been incurred or avoided when applying the win percentages described herein to the respective gaming volumes. Management believes Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues present consistent measures in providing period-to-period comparisons and are useful measures in assisting investors in evaluating the Company's operating performance, and that Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues is useful in providing meaningful period-to-period comparisons of the results of the Company's operations for operating segments that were consolidated by the Company for the full period presented to assist investors in reviewing the Company's operating performance over time. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues should not be construed as alternatives to GAAP net revenues or to any other measure determined in accordance with generally accepted accounting principles and may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies, and such differences may be material. Reconciliations of GAAP net revenues to Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues are included in the financial schedules in this release.

3. REVPAR is hotel revenue per available room.

  About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global gaming and entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 32 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers sports betting and online gaming in North America through market-leading brands, including BetMGM and partypoker, and the Company's subsidiary, LeoVegas AB, offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.
Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding any benefits expected to be received from the Company's recent transactions, future results of the Company (including the Company's ability to maintain a strong balance sheet), and its unconsolidated affiliates, including BetMGM, expectations regarding the Company's free cash flow and free cash flow yield, expectations regarding the Company’s liquidity position and the size and timing of future investments, the Company’s ability to execute on its strategic plans, including the development of an integrated resort in Japan and positioning BetMGM as a leader in sports betting and iGaming, and the Company’s ability to return capital to shareholders (including the timing and amount of any share repurchases or dividends). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the continued impact of the COVID-19 pandemic on the Company’s business, the effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.
MGM RESORTS CONTACTS:

Investment Community
SARAH ROGERS
Senior Vice President of Corporate Finance
(702) 730-3942 or srogers@mgmresorts.com

ANDREW CHAPMAN
Director of Investor Relations
(702) 693-8711 or achapman@mgmresorts.com

News Media
BRIAN AHERN
Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Casino	$1,548,762	$1,527,818	$5,734,173	$5,362,912
Rooms	897,943	636,130	3,057,145	1,690,037
Food and beverage	710,646	515,049	2,604,238	1,391,605
Entertainment, retail and other	421,691	369,577	1,686,236	1,009,503
Reimbursed costs	13,174	8,318	45,693	226,083
	3,592,216	3,056,892	13,127,485	9,680,140
Expenses
Casino	796,444	742,320	2,746,576	2,551,169
Rooms	252,602	198,578	937,272	600,942
Food and beverage	527,876	383,431	1,905,625	1,034,780
Entertainment, retail and other	262,707	232,342	1,017,817	617,635
Reimbursed costs	13,174	8,318	45,693	226,083
General and administrative	1,208,541	747,348	4,226,617	2,507,239
Corporate expense	131,003	135,756	479,118	422,777
Preopening and start-up expenses	504	3,452	1,876	5,094
Property transactions, net	(1,060,701)	(68,578)	(1,036,997)	(67,736)
Gain on REIT transactions, net	—	—	(2,277,747)	—
Gain on consolidation of CityCenter, net	—	—	—	(1,562,329)
Depreciation and amortization	1,421,637	297,031	3,482,050	1,150,610
	3,553,787	2,679,998	11,527,900	7,486,264
Income (loss) from unconsolidated affiliates	(40,325)	(8,047)	(160,213)	84,823
Operating income (loss)	(1,896)	368,847	1,439,372	2,278,699
Non-operating income (expense)
Interest expense, net of amounts capitalized	(137,132)	(201,477)	(594,954)	(799,593)
Non-operating items from unconsolidated affiliates	(1,209)	(15,770)	(23,457)	(83,243)
Other, net	106,160	(4,361)	82,838	65,941
	(32,181)	(221,608)	(535,573)	(816,895)
Income (loss) before income taxes	(34,077)	147,239	903,799	1,461,804
Provision for income taxes	(285,937)	(31,152)	(697,068)	(253,415)
Net income (loss)	(320,014)	116,087	206,731	1,208,389
Less: Net loss attributable to noncontrolling interests	604,016	14,926	1,266,362	45,981
Net income attributable to MGM Resorts International	$284,002	$131,013	$1,473,093	$1,254,370

Earnings per share
Basic	$0.69	$0.23	$3.52	$2.44
Diluted	$0.69	$0.23	$3.49	$2.41
Weighted average common shares outstanding
Basic	384,018	465,360	409,201	481,930
Diluted	386,932	470,037	412,993	487,356

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$5,911,893	$4,703,059
Restricted cash (1)	—	500,000
Accounts receivable, net	852,149	583,915
Inventories	126,065	96,374
Income tax receivable	73,016	273,862
Prepaid expenses and other	583,132	258,972
Assets held for sale	608,437	—
Total current assets	8,154,692	6,416,182

Property and equipment, net	5,223,928	14,435,493

Other assets
Investments in and advances to unconsolidated affiliates	173,039	967,044
Goodwill	5,029,312	3,480,997
Other intangible assets, net	1,551,252	3,616,385
Operating lease right-of-use assets, net	24,530,929	11,492,805
Other long-term assets, net	1,029,054	490,210
Total other assets	32,313,586	20,047,441
	$45,692,206	$40,899,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts and construction payable	$369,817	$286,196
Current portion of long-term debt	1,286,473	1,000,000
Accrued interest on long-term debt	83,451	172,624
Other accrued liabilities	2,236,323	1,983,444
Liabilities related to assets held for sale	539,828	—
Total current liabilities	4,515,892	3,442,264

Deferred income taxes, net	2,969,443	2,439,364
Long-term debt, net	7,432,817	11,770,797
Operating lease liabilities	25,149,299	11,802,464
Other long-term obligations	256,282	319,914
Redeemable noncontrolling interests	158,350	147,547
Stockholders' equity
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 379,087,524 and 453,803,759 shares	3,791	4,538
Capital in excess of par value	—	1,750,135
Retained earnings	4,794,239	4,340,588
Accumulated other comprehensive income (loss)	33,499	(24,616)
Total MGM Resorts International stockholders' equity	4,831,529	6,070,645
Noncontrolling interests	378,594	4,906,121
Total stockholders' equity	5,210,123	10,976,766
	$45,692,206	$40,899,116
 (1) Relates to the acquisition of The Cosmopolitan of Las Vegas

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – NET REVENUES
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Las Vegas Strip Resorts	$2,297,282	$1,806,686	$8,398,372	$4,737,185
Regional Operations	991,452	899,607	3,815,885	3,392,363
MGM China	174,720	314,717	673,593	1,210,761
Management and other operations	128,762	35,882	239,635	339,831
	$3,592,216	$3,056,892	$13,127,485	$9,680,140

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – ADJUSTED PROPERTY EBITDAR AND ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Las Vegas Strip Resorts	$877,052	$698,739	$3,142,308	$1,738,211
Regional Operations	319,517	309,250	1,294,630	1,217,814
MGM China	(54,979)	5,015	(203,136)	25,367
Unconsolidated affiliates(1)	(43,029)	(49,698)	(222,079)	(131,590)
Management and other operations	(3,037)	2,087	(11,934)	15,766
Stock compensation	(25,159)	(26,494)	(71,297)	(63,984)
Corporate(2)	(113,058)	(117,491)	(431,238)	(380,501)
	$957,307		$3,497,254

(1)Represents the Company's share of operating income (loss) excluding investments in real estate ventures, adjusted for the effect of certain basis differences. Includes the Company's share of operating results of CityCenter through September 26, 2021 during the twelve months ended December 31, 2021.
(2)Three months ended December 31, 2022 includes amounts related to MGM China of $5 million, global development of $6 million, and transaction costs of $2 million. Twelve months ended December 31, 2022 includes amounts related to MGM China of $18 million, global development of $20 million, and transaction costs of $42 million. Three months ended December 31, 2021 includes amounts related to MGM China of $4 million, global development of $10 million, and transaction costs of $8 million. Twelve months ended December 31, 2021 includes amounts related to MGM China of $16 million, global development of $23 million, and transaction costs of $34 million.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income attributable to MGM Resorts International	$284,002	$131,013	$1,473,093	$1,254,370
Plus: Net loss attributable to noncontrolling interests	(604,016)	(14,926)	(1,266,362)	(45,981)
Net income (loss)	(320,014)	116,087	206,731	1,208,389
Provision for income taxes	285,937	31,152	697,068	253,415
Income (loss) before income taxes	(34,077)	147,239	903,799	1,461,804
Non-operating (income) expense
Interest expense, net of amounts capitalized	137,132	201,477	594,954	799,593
Other, net	(104,951)	20,131	(59,381)	17,302
	32,181	221,608	535,573	816,895
Operating income (loss)	(1,896)	368,847	1,439,372	2,278,699
Preopening and start-up expenses	504	3,452	1,876	5,094
Property transactions, net	(1,060,701)	(68,578)	(1,036,997)	(67,736)
Depreciation and amortization	1,421,637	297,031	3,482,050	1,150,610
Gain on REIT transactions, net	—	—	(2,277,747)	—
Gain on consolidation of CityCenter, net	—	—	—	(1,562,329)
Triple-net operating lease and ground lease rent expense	600,467	262,307	1,950,566	833,158
Gain related to sale of Harmon land - unconsolidated affiliate	—	—	—	(49,755)
Income from unconsolidated affiliates related to real estate ventures	(2,704)	(41,651)	(61,866)	(166,658)
Adjusted EBITDAR	$957,307		$3,497,254

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS NET REVENUES AND TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Las Vegas Strip Resorts net revenues	$2,297,282	$1,806,686	$8,398,372	$4,737,185
Hold adjustment(1)	(2,984)	(9,854)	(6,122)	(27,482)
Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues	$2,294,298	$1,796,832	$8,392,250	$4,709,703

Las Vegas Strip Resorts Adjusted Property EBITDAR	$877,052	$698,739	$3,142,308	$1,738,211
Hold adjustment(2)	(2,638)	(8,520)	(5,105)	(23,574)
Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR	$874,414	$690,219	$3,137,203	$1,714,637

(1)Represents the estimated incremental table games win or loss had the win percentage equaled the mid-point of the expected normal range of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat. Amounts include estimated discounts and other incentives related to increases or decreases in table games win.
(2)Includes estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental table games win or loss calculated in (1) above.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES TO TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP
RESORTS SAME-STORE NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO LAS VEGAS STRIP
RESORTS SAME-STORE ADJUSTED PROPERTY EBITDAR AND TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS SAME-STORE ADJUSTED PROPERTY EBITDAR
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Las Vegas Strip Resorts net revenues	$2,297,282	$1,806,686	$8,398,372	$4,737,185
Acquisitions(1)	(317,689)	—	(2,226,495)	(366,879)
Dispositions(2)	(137,802)	(152,537)	(559,858)	(419,063)
Las Vegas Strip Resorts same-store net revenues	1,841,791	1,654,149	5,612,019	3,951,243
Hold adjustment(3)	(7,592)	(8,861)	(45,183)	(27,631)
Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Net Revenues	$1,834,199	$1,645,288	$5,566,836	$3,923,612

Las Vegas Strip Resorts Adjusted Property EBITDAR	$877,052	$698,739	$3,142,308	$1,738,211
Acquisitions(1)	(144,267)	—	(908,841)	(159,930)
Dispositions(2)	(41,537)	(48,131)	(159,267)	(122,127)
Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR	691,248	650,608	2,074,200	1,456,154
Hold adjustment(4)	(6,580)	(7,666)	(38,551)	(23,688)
Table Games Hold Adjusted Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR	$684,668	$642,942	$2,035,649	$1,432,466

(1)Excludes the net revenues and Adjusted Property EBITDAR of The Cosmopolitan for the three months ended December 31, 2022 and The Cosmopolitan and Aria for the twelve months ended December 31, 2022 and 2021.
(2) Excludes the net revenues and Adjusted Property EBITDAR of The Mirage.
(3)Represents the estimated incremental table games win or loss had the win percentage equaled the mid-point of the expected normal range of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat. Amounts include estimated discounts and other incentives related to increases or decreases in table games win and excludes the hold adjustment for the acquired and disposed resorts in footnote (1) & (2) above.
(4)Includes estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental table games win or loss calculated in (3) above.

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